UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 5, 2004

Date of Report (Date of earliest event reported)

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-27978	94-3128324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4750 Willow Road

Pleasanton, California 94566

(Address of principal executive offices)

(925) 924-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

POLYCOM, INC.

FORM 8-K

Item 2. Acquisition or Disposition of Assets.

(a) On January 5, 2004 (the “Effective Date”), Polycom, Inc., a Delaware corporation (“Polycom”), completed its acquisition of Voyant Technologies, Inc., a Delaware corporation (“Voyant”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2003 (the “Merger Agreement”), by and among Polycom, Voyager Acquisition Corporation, a wholly-owned subsidiary of Polycom (“Voyager”), and Voyant. On the Effective Date, Voyager merged with and into Voyant (the “Merger”) with Voyant surviving the Merger as a wholly-owned subsidiary of Polycom. The description contained in this Item 2 of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.

Pursuant to the Merger Agreement and as a result of the Merger, Voyant shareholders received $109.3 million in cash. Approximately $12.9 million of the cash was placed into escrow to be held as security for losses incurred by Polycom in the event of certain breaches of the representations and warranties covered in the Merger Agreement or certain other events. Voyant shareholders may receive an additional $35 million of consideration over a two year period, payable in cash or, at Polycom’s option, in Polycom stock to certain stockholders, based on the achievement of certain financial milestones relating to the sale of Voyant products. In addition, upon completion of the Merger, options to acquire shares of Voyant common stock outstanding under the terms of the Voyant stock plans were assumed and converted into approximately 1.35 million options to acquire shares of Polycom common stock. If additional consideration is earned and Polycom chooses to issue shares of Polycom stock to certain stockholders of Voyant in lieu of cash, the shares of Polycom’s common stock issued pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemptions provided by Section 4(2) under the Securities Act.

The consideration paid by the Registrant was determined pursuant to arms’ length negotiations and took into account various factors concerning the valuation of the business of Voyant, including valuations of comparable companies and the business and operating results of Voyant.

(b) Voyant designs and delivers group voice communication solutions. Polycom intends to continue to generally use the assets of Voyant for this purpose.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of November 21. 2003 by and among Polycom, Inc, Voyager Acquisition Corporation and Voyant Technologies, Inc.

99.1	Press Release dated January 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLYCOM, INC.

By:	/s/ MICHAEL R. KOUREY
Michael R. Kourey
Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

Date: January 16, 2004

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of November 21. 2003 by and among Polycom, Inc, Voyager Acquisition Corporation and Voyant Technologies, Inc.

99.1	Press Release dated January 6, 2004.